                                                                  EXHIBIT 4.1(c)




               SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

                   SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (the "Agreement"), dated as of November 6, 2000, by and among (i) Next Generation Network, Inc., a Delaware corporation (the "Company"), (ii) Capital Communications CDPQ Inc., a Quebec corporation ("CDPQ"), and each investor which after the date hereof purchases shares of Series D Preferred Stock and agrees in writing to be bound by the provisions of this Agreement by executing a joinder in substantially the form attached hereto as Exhibit A (collectively with CDPQ, the "Series D Investors"), (iii) Gerard P. Joyce and Thomas M. Pugliese (together, the "Founders"), (iv) Stephen Adams ("Adams"), (v) Nevada Bond Investment Corp. II, a Nevada corporation ("NBIC"), (vi) 21st Century Communications Partners, L.P., a Delaware limited partnership, 21st Century Communications T-E Partners, L.P., a Delaware limited partnership, 21st Century Communications Foreign Partners, L.P., a Delaware limited partnership (collectively, "21st Century"), Pulitzer, Inc., John Griffin, David Pecker, Peter Ezersky, David Lee, Joshua Steiner, Charles Curran, Jr., Robert L. Winikoff and Elektra Investments, A.V.V., an Aruban exempted company, John Strauss, Eric Strauss Trust, The Cheryl Strauss Trust, Julie Stanton Trust, and Thomas J. Donovan (collectively, the "Existing Investors") and, (vii) those holders of the Company's common stock warrants acquired pursuant to a Warrant Agreement dated February 18, 1998 that are identified on Schedule A attached hereto (the "Warrant Holders"). The Series D Investors, Founders, Adams, NBIC, the Existing Investors and the Warrant Holders and their respective Permitted Transferees (as defined below) are sometimes referred to in this Agreement individually as a "Stockholder" and collectively as the "Stockholders." Capitalized terms used but not otherwise defined herein shall have the meaning set forth in Section 1 hereof.

                   WHEREAS, CDPQ has purchased shares of the Company's Series D Convertible Participating Preferred Stock, $1.00 par value per share (the "Series D Preferred Stock"), pursuant to a Preferred Stock Purchase Agreement, dated as of the date hereof, by and among the Company and CDPQ (as amended, restated or modified from time to time, the "Purchase Agreement");

                   WHEREAS, as of the date hereof, the Series D Preferred Stock purchased by CDPQ pursuant to the Purchase Agreement entitles CDPQ to receive, upon the conversion thereof, shares of Common Stock representing approximately 23.4% of the Common Stock Deemed Outstanding, which number of shares is subject to adjustment as set forth in the provisions of the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation");

                   WHEREAS, each of the Stockholders (other than the Series D Investors) own as of the date hereof either shares of Common Stock or other equity securities of the Company convertible into or exercisable for shares of Common Stock;

                   WHEREAS, the Company and the Stockholders (other than the Series D Investors) are parties to an Amended and Restated Stockholders Agreement dated as of January 28, 2000 (the "Existing Stockholders Agreement"); and



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                   WHEREAS, the Company and the Stockholders desire to amend and restate the Existing Stockholders Agreement and enter into this Agreement for the purposes, among others, of (i) establishing the composition of the board of directors of the Company (the "Board") and the board of directors of each of its Subsidiaries, (ii) assuring the continuity in the management and ownership of the Company and (iii) limiting the manner and terms by which the Stockholder Shares may be transferred.

                   NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                   1. Definitions. As used herein, the following terms shall have the following meanings:

                   "Affiliate" shall mean, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

                   "Approved Sale" means a Sale of the Company approved by the Board and the holders of a majority of the shares of Common Stock Deemed Outstanding to the extent applicable, pursuant to which all holders of Stockholder Shares receive with respect thereto (whether in such transaction or, with respect to an asset sale, upon a subsequent liquidation) the same form and amount of consideration per share of Common Stock or, if any holders are given an option as to the form and amount of consideration to be received, all holders are given the same option.

                   "Common Stock" means, collectively, (a) the Company's common stock, $.01 par value per share, (b) any other class of common stock, and (c) any capital stock of the Company issued or issuable with respect to the securities referred to in clauses (a) and (b) above whether by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

                   "Common Stock Deemed Outstanding" means the number of shares of Common Stock, determined on a fully diluted as converted basis giving effect to all Common Stock Equivalents and any options, warrants or other rights to acquire Common Stock or Common Stock Equivalents.

                   "Common Stock Equivalents" means all outstanding securities convertible into or exchangeable for Common Stock.

                   "Existing Investor Stockholders" means the Existing Investors and their respective Permitted Transferees.

                   "Fair Market Value" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there

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has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the Nasdaq Stock Market System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the Nasdaq Stock Market System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of thirty (30) Business Days consisting of the Business Day as of which "Fair Market Value" is being determined and the twenty-nine (29) consecutive Business Days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the Nasdaq Stock Market System or the over-the-counter market, the "Fair Market Value" shall be the fair value thereof determined jointly by the Corporation's Board of Directors and Series D Stockholders holding at least a majority of the Stockholder Shares held by Series D Stockholders. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Corporation's Board of Directors and Series D Stockholders holding at least a majority of the Stockholder Shares held by Series D Stockholders. The determination of such appraiser shall be final and binding upon the parties, and the Corporation shall pay the fees and expenses of such appraiser.

                   "Family Group" means, with respect to any natural person, such person's spouse, siblings and descendants (whether natural or adopted) and any trust or other entity solely for the benefit of such person and/or such person's spouse, their respective ancestors and/or descendants.

                   "Founder Stockholders" means the Founders and their respective Permitted Transferees.

                   "GAAP" means United States generally accepted accounting principles as in effect from time to time, consistently applied

                   "Independent Third Party" means any Person who, immediately prior to the contemplated transaction, (a) does not own in excess of 5% of the Common Stock Deemed Outstanding, (b) is not an Affiliate of any such 5% owner of the Common Stock Deemed Outstanding, or (c) is not a member of the Family Group of any such 5% owner of the Common Stock Deemed Outstanding.

                   "IPO" means the sale in an initial firmly underwritten public offering registered under the Securities Act and underwritten by a nationally recognized investment bank selected by the Company of any shares of Common Stock which are listed on any securities exchange or quoted on the NASDAQ Stock Market System or the over-the-counter market following such offering.

                   "Major Stockholders" means each of the Founder Stockholders, the Series D Stockholders, the NBIC Stockholders, the 21st Century Stockholders and each other Stockholder and its Permitted Transferees, collectively, which on or after the date hereof own 5% or more of the Common Stock Deemed Outstanding.

                   "NBIC Stockholders" means NBIC and its Permitted Transferees.


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                   "Otis" means Otis Elevator Company, a New Jersey corporation.

                   "Otis Competitor" means any person who, in the sole and absolute determination of NBIC, is engaged in the business of the manufacture, sale, installation, repair or service of elevators, escalators, moving walkways, shuttles or other similar people moving equipment or any Affiliate of such Person.

                   "Ownership Ratio" means, as to a Stockholder at the time of determination, the percentage obtained by dividing the number of Stockholder Shares owned by such Stockholder at such time by the aggregate number of Common Stock Deemed Outstanding at such time.

                   "Permitted Transferees" has the meaning set forth in Section 4(d).

                   "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

                   "Public Sale" means any sale of Stockholder Shares to the public pursuant to an offering registered under the Securities Act or to the public effected through a broker, dealer or market maker pursuant to the provisions of Rule 144 or Rule 144A (if such rule is available) under the Securities Act (or any similar rule or rules then in effect).

                   "Qualified Public Offering" means the sale, in a firmly underwritten public offering registered under the Securities Act and underwritten by a nationally recognized investment bank selected by the Company of shares of Common Stock (a) having a per share value (based upon the aggregate net proceeds received by the Company in such offering, after applicable underwriting discounts and commissions) that would yield (on an as converted basis) each holder of Series D Preferred Stock no less than a 100% annualized internal rate of return (based upon the initial purchase price per share of Series D Preferred Stock and excluding any dividend payments made on the Series D Preferred Stock) on such holder's shares of Series D Preferred Stock and (b) resulting in aggregate net proceeds (after applicable underwriting discounts and commissions) to the Company of at least $50 million, and which are listed on any securities exchange or quoted on the Nasdaq Stock Market System or the over-the-counter market following such offering.

                   "Sale of the Company" means the sale of the Company and its Subsidiaries, including in one or more series of related transactions, to an Independent Third Party or group of Independent Third Parties pursuant to which such party or parties acquire (a) equity securities of the Company constituting a majority of the common equity of the Company (whether by merger, consolidation, sale or transfer of any or all of the Company's outstanding capital stock) or (b) all or substantially all of the Company's assets determined on a consolidated basis.

                   "Securities Act" means the Securities Act of 1933, as amended from time to time.

                   "Series A Preferred Stock" means the Series A Convertible Preferred Stock, $1.00 par value per share, of the Company.


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                   "Series D Certificate of Designations" means the Certificate of Designations designating the rights and preferences of the Series D Preferred Stock adopted by the Board of Directors and set forth as Exhibit C to the Purchase Agreement.

                   "Series D Stockholders" means the Series D Investors and their respective Permitted Transferees.

                   "Stockholder Shares" means (a) any Common Stock issued to, acquired by or issuable to the Stockholders on or after the date hereof and (b) any equity securities issued or issuable directly or indirectly with respect to the securities referred to in clause (a) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares constituting Stockholder Shares, such shares will cease to be Stockholder Shares when they have been sold in a Public Sale. For purposes of this Agreement, a Person will be deemed to be a holder of Stockholder Shares whenever such Person has the right to acquire directly or indirectly such Stockholder Shares (upon conversion or exercise, in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected. For avoidance of doubt, a holder of shares of Series D Preferred Stock shall be deemed to be a holder of Stockholder Shares.

                   "Subsidiary" means, with respect to any Person, any corporation, partnership, limited partnership, association or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or a general partner of such partnership, association or other business entity.

                   "Transaction Documents" means the following agreements, all of which are dated as of the date hereof, as amended from time to time: this Agreement, the Purchase Agreement, the Series D Certificate of Designations, the Amended and Restated Registration Rights Agreement, dated as of the date hereof, by and among the Company and the parties named therein, and the form of the Warrants (as defined in the Purchase Agreement) attached as Exhibit E to the Purchase Agreement.

                   "21st Century Stockholders" means 21st Century and their respective Permitted Transferees.



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                   2. Board of Directors.

                   (a) Each Stockholder shall vote all voting securities of the Company over which such Stockholder has voting control, and shall take all other necessary or desirable actions within such Stockholder's control (whether in such Stockholder's capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in Person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that:

                   (i) from the date hereof until the Company's next annual meeting of stockholders after the date hereof, the Board shall be comprised of eleven (11) directors and following the Company's next annual meeting of stockholders after the date hereof, the Board shall be comprised of nine (9) directors;

                   (ii) the following persons will be elected to the Board:

                   (A) from the date hereof until the Company's next annual meeting of stockholders after the date hereof, two (2) individuals designated by the Series D Stockholders holding at least a majority of the Stockholder Shares held by Series D Stockholders one (1) of whom shall initially be J. William Grimes, and following the Company's next annual meeting of stockholders after the date hereof, a number of individuals (provided, that at all times there shall be at least one
          (1) individual) proportional to the Ownership Ratio for the Series D Stockholders designated by the Series D Stockholders holding at least a majority of the Stockholder Shares held by Series D Stockholders (the "Series D Directors");

                   (B) one (1) individual designated by the NBIC Stockholders (the "NBIC Director"), who shall initially be Ari Bousbib;

                   (C) one (1) individual designated by the Existing Investor Stockholders (the "Existing Investor Director"), who shall initially be Michael Marocco;

                   (D) two (2) individuals designated by the Founders, (the "Management Directors"), who shall initially be Gerard P. Joyce and Thomas M. Pugliese; and

                   (E) from the date hereof until the Company's next annual meeting of stockholders after the date hereof, five (5) individuals nominated by the Founders who shall be considered independent (which term shall not include the Founders or any other person who is an employee, consultant or advisor of or to the Company, except with the consent of NBIC Stockholders holding at least a majority of the Stockholder Shares held by NBIC Stockholders and Series D Stockholders holding at least a majority of the Stockholder Shares held by the Series D Stockholders) ( the "Independent Directors"), and approved in writing by either (1) NBIC Stockholders holding at least a majority of the Stockholder Shares held by NBIC Stockholders and Series D Stockholders holding at least a majority of the Stockholder Shares held by the Series D Stockholders, or (2) the holders of at least a majority


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

          of the Stockholder Shares, and following the Company's next annual meeting of stockholders after the date hereof, three (3) Independent Directors nominated by the Founders and approved by either (1) NBIC Stockholders holding at least a majority of the Stockholder Shares held by NBIC Stockholders and Series D Stockholders holding at least a majority of the Stockholder Shares held by the Series D Stockholders, or (2) the holders of at least a majority of the Stockholder Shares. If fewer than all of the Independent Directors are so nominated and approved, the remaining Independent Directors shall be nominated and elected in accordance with the applicable provisions of the Company's Certificate of Incorporation and Bylaws and the Delaware General Corporations Law;

                   (iii) at all times, the composition of the board of directors of each of the Company's Subsidiaries, if any (a "Sub Board"), shall be determined by the Board;

                   (iv) any committees of the Board or a Sub Board shall be created only upon the approval of a majority of the votes cast by the members of the Board (and shall include the prior written approval of Series D Stockholders holding at least a majority of the Stockholder Shares held by Series D Stockholders and the NBIC Stockholders holding at least a majority of the Stockholder Shares held by NBIC Stockholders; provided, that all such committees shall include at least one (1) Series D Director and the NBIC Director; provided further, that there shall be (A) a Compensation Committee of the Board which shall be comprised of at least three (3) individuals including at least one (1) Series D Director, until the Company's next annual meeting of stockholders after the date hereof, Malcolm Lassman and, at the discretion of NBIC Stockholders holding at least a majority of the Stockholder Shares held by NBIC Stockholders, the NBIC Director (provided, that a Founder may serve on the Compensation Committee) and (B) an Audit Committee of the Board which shall be comprised of at least three (3) individuals including at least one (1) Series D Director and, at the discretion of NBIC Stockholders holding at least a majority of the Stockholder Shares held by NBIC Stockholders, the NBIC Director. All individuals serving on the Compensation Committee or the Audit Committee shall be Independent Directors. No changes in the compensation or other remuneration paid or payable to any Founder shall be made without the approval of the Compensation Committee. Any deliberation or action taken by the Board or the Compensation Committee with regard to the compensation of any Founder, including the grant of any stock options, will be made without the participation of any Founder in the deliberation or approval process. No employee stock option plan, employee stock purchase plan, employee restricted stock plan or other employee stock plan shall be established without being reviewed by the Compensation Committee and approved by the Board. The Audit Committee shall select (subject to the approval of the Board) and provide instructions to the Company's auditors;

                   (v) any director shall be removed from the Board, a Sub Board or any committee thereof (with or without cause) at the written request of the Stockholder or Stockholders which have the right to designate such a director hereunder, but only upon such written request and under no other circumstances (in each case, determined on the basis of a vote or consent of the relevant Stockholder(s) referred to in clause (iii) above);

                   (vi) in the event that any representative designated hereunder for any reason ceases to serve as a member of the Board or a Sub Board or any committee thereof during such representative's term of office, the resulting vacancy on the Board or such Sub Board or committee


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shall be filled by a representative designated by the Stockholder(s) which have the right to designate the director who ceases to serve for the remainder of the unexpired term. If any party fails to designate a representative to fill a directorship pursuant to the terms of this Section 2, the election of an individual to such directorship shall be accomplished in accordance with the Company's Bylaws and applicable law. If a Founder dies or his employment with the Company is terminated as a result of his voluntary resignation, he shall thereupon lose his right to nominate a Management Director or any Independent Directors and shall cause such Management Director to resign from the Board. If neither Founder has the right to nominate any Independent Directors then such directors shall be nominated and elected in accordance with the applicable provisions of the Company's Certificate of Incorporation and Bylaws and the Delaware General Corporations Law.

                   (b) The Company shall use its best efforts to ensure that meetings of its Board are held at least once each quarter. The Company shall permit Series D Stockholders holding at least a majority of Stockholder Shares held by Series D Stockholders and NBIC to have one representative in addition to the Series D Directors and the NBIC Director (who need not be the same person each meeting) attend each meeting of the Board and each meeting of any committee thereof and to participate in all discussions during each such meeting, subject to the right of the Board to exclude the representative from any discussions that the Board determines would result in a material conflict of interest or if the Series D Directors and the NBIC Director otherwise agree. The Company shall send to Series D Stockholders holding at least a majority of Stockholder Shares held by Series D Stockholders and NBIC and their respective designated representative, if identified to the Company, the notice of the time and place of such meeting in the same manner and at the same time as it shall send such notice to directors or committee members, as the case may be. The Company shall also provide to Series D Stockholders holding at least a majority of Stockholder Shares held by Series D Stockholders and NBIC and their respective designated representative, copies of all notices, reports, minutes and consents at the time and in the manner they are provided to the Board as information that would result in a material conflict of interest. The Company shall pay the reasonable travel and out-of-pocket expenses incurred by each director and any representative authorized hereunder in connection with attending the meetings of the Board or any Sub Board and any committee thereof.

                   (c) In the event that any provision of the Company's Bylaws or Certificate of Incorporation is inconsistent with any provision of this
Section 2, the Stockholders shall take such action as may be necessary to amend any such provision in the Company's Bylaws or Certificate of Incorporation to remedy such inconsistency.

                   (d) The provisions of this Section 2 shall terminate automatically and be of no further force and effect upon the consummation of a Qualified Public Offering.

                   3. Representations and Warranties. Each Stockholder, severally and not jointly, represents and warrants that (a) effective as of the date hereof such Stockholder is the record owner of the number of Stockholder Shares set forth opposite its name on Schedule B attached hereto (assuming the exercise of all Common Stock Equivalents of the Company), (b) this Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes the valid and binding obligation of such Stockholder, enforceable in accordance with its terms, and (c) other than with respect to the Transaction Documents, each Stockholder represents that such Stockholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with


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

or conflicts with the provisions of this Agreement, and no holder of Stockholder Shares shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement.

                   4. Restrictions on Transfer by Stockholders/Other Rights.

                   (a) Prohibited Transfers by Founders. Subject to paragraphs 4(d) and 4(e), unless otherwise approved pursuant to the prior written consent ("Transfer Consent") of NBIC Stockholders and Series D Stockholders owning a majority of the Stockholder Shares held by the NBIC Stockholders and the Series D Stockholders, respectively, the Founder Stockholders shall not sell, assign, transfer, mortgage, pledge, charge, hypothecate, give away, or otherwise dispose of or encumber, whether voluntarily or by operation of law, and whether for consideration or no consideration ("Transfer"), any Stockholder Shares until the earlier of the date (each, a "Special Rights Termination Date") that (i) the Company consummates a Qualified Public Offering, (ii) is the fifth anniversary of the date hereof, (iii) the NBIC Stockholders cease to own, in the aggregate, a number of Stockholder Shares equal to at least 50% of the Stockholder Shares held by the NBIC Stockholders as of the date hereof (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) and
(iv) the Series D Stockholders cease to own, in the aggregate, a number of Stockholder Shares equal to at least 50% of the Stockholder Shares held by the Series D Stockholders as of the date hereof (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like).

                   (b) First Offer Rights. Subject to paragraphs 4(a), 4(d) and 4(e), at least thirty (30) days prior to the Transfer (other than with respect to a Public Sale or an Approved Sale) of any Stockholder Shares by any Major Stockholder (other than a Warrant Holder but including the Founder Stockholders following either a Transfer Consent or the Special Rights Termination Date) or any of its Permitted Transferees (as defined in Section 4(d) below), the Person making such Transfer (the "Transferring Major Stockholder") shall deliver a written notice (the "Transfer Notice") to the Company and the other Major Stockholders (other than the Warrantholders) (the "Non-Selling Major Stockholders") specifying in reasonable detail the identity of the prospective transferee(s), the number of Stockholder Shares proposed to be Transferred, the proposed purchase price (which shall be payable solely in cash) and the other material terms and conditions of the Transfer. The Company may elect to purchase all (but not less than all) of such Stockholder Shares to be Transferred, upon the same terms and conditions as those set forth in the Transfer Notice, by delivering a written notice of such election to the Transferring Major Stockholder within fifteen (15) days after the Transfer Notice has been delivered to the Company. If the Company has not elected to purchase all of the Stockholder Shares to be Transferred within such period, the Non-Selling Major Stockholders may elect to purchase all (but not less than all) of the Stockholder Shares to be Transferred, upon the same terms and conditions as those set forth in the Transfer Notice, by giving written notice of such election to the Transferring Major Stockholder within thirty (30) days after the Transfer Notice has been given to the Company (the "Election Period"). If the Non-Selling Major Stockholders have in the aggregate elected to purchase more than the number of Stockholder Shares being offered by the Transferring Major Stockholder, the Stockholder Shares shall be allocated among the Non-Selling Major Stockholders electing to purchase shares based upon each such Non-Selling Major Stockholder's proportionate ownership of all Stockholder Shares owned by Major Stockholders other than the Transferring Major Stockholder. If neither the Company nor the Non-Selling Stockholders


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

elect to purchase all of the Stockholder Shares specified in the Transfer Notice and if the terms and conditions of this Section 4(b) have been met, then the Transferring Major Stockholder may transfer the Stockholder Shares specified in the Transfer Notice at a price and on terms no more favorable to the transferee(s) thereof than specified in the Transfer Notice during the thirty
(30) day period immediately following the expiration of the Election Period. Any Stockholder Shares not transferred within such thirty (30) day period will continue to be subject to the provisions of this Section 4(a). If the Company or any of the Non-Selling Major Stockholders have elected to purchase Stockholder Shares hereunder, the transfer of such shares shall be consummated as soon as practicable after the delivery of the election notice(s) to the Transferring Major Stockholder, but in any event within fifteen (15) days after the expiration of the Election Period. Notwithstanding the foregoing, none of the Existing Investor Stockholders, the Founder Stockholders, Adams or the Series D Stockholders shall Transfer any Stockholder Shares held by such Stockholder to an Otis Competitor prior to the date that the NBIC Stockholders cease, in the aggregate, to own at least 50% of the Stockholder Shares held by the NBIC Stockholders as of the date hereof.

                   (c) (i) Tag Along Rights on Transfers by Major Stockholders. Subject to paragraphs 4(b), 4(d) and 4(e), at least thirty (30) days prior to any Transfer (other than with respect to a Public Sale, an Approved Sale or a Transfer to the Company or any Stockholder pursuant to paragraph 4(b)) by any Major Stockholder (other than a Founder Stockholder) of Stockholder Shares aggregating more than 5% of the Stockholder Shares held by such Major Stockholder as of the date hereof, the Transferring Major Stockholder shall deliver a Transfer Notice to the Company and the Non-Selling Major Stockholders specifying in reasonable detail the identity of the prospective transferee(s), the number of Stockholder Shares proposed to be Transferred, the proposed purchase price (which shall be payable solely in cash) and the other material terms and conditions of the Transfer (which Transfer Notice may be the same notice and given at the same time as the Transfer Notice under paragraph 4(b) above). The Non-Selling Major Stockholders may elect to participate in the contemplated Transfer by delivering written notice to the Transferring Major Stockholder within thirty (30) days after delivery of the Transfer Notice. If any Non-Selling Major Stockholders have elected to participate in such Transfer, the Transferring Major Stockholder and such Non-Selling Major Stockholders shall be entitled to sell in the contemplated Transfer, at the same price and on the same terms, a number of Stockholder Shares equal to the product of (i) the quotient determined by dividing (A) the number of Stockholder Shares owned by such Major Stockholder by (B) the aggregate number of Stockholder Shares owned by the Transferring Major Stockholder and such Non-Selling Major Stockholders participating in such Transfer, and (ii) the aggregate number of Stockholder Shares of such class or series to be sold in the proposed Transfer.

                   (ii) Tag Along Rights on Transfers by Founders. Subject to paragraphs 4(a), 4(b), 4(d) and 4(e), at least thirty (30) days prior to any Transfer (other than with respect to a Public Sale, an Approved Sale or a Transfer to the Company or any Stockholder pursuant to paragraph 4(b) and following either a Transfer Consent or the Special Rights Termination Date) by a Founder Stockholder of Stockholder Shares, the Founder Stockholder making such Transfer (the "Transferring Founder Stockholder") shall deliver a Transfer Notice to the Company, the Major Stockholders and the Warrant Holders specifying in reasonable detail the identity of the prospective transferee(s), the number of Stockholder Shares proposed to be Transferred, the proposed purchase price (which shall be payable solely in cash) and the other material terms and conditions of the Transfer (which Transfer Notice may be the same notice and given at the same time as the Transfer

Notice under paragraph 4(b) above). The Major Stockholders and the Warrant Holders may elect to participate in the contemplated Transfer by delivering written notice to the Transferring Founder Stockholder within thirty (30) days after delivery of the Transfer Notice. If any Major Stockholders or Warrant Holders have elected to participate in such Transfer, the Transferring Founder Stockholder and such Major Stockholders and Warrant Holders shall be entitled to sell in the contemplated Transfer, at the same price and on the same terms, a number of Stockholder Shares equal to the product of (i) the quotient determined by dividing (A) the number of Stockholder Shares owned by such Stockholder by
(B) the aggregate number of Stockholder Shares owned by the Transferring Founder Stockholder and such Major Stockholders and Warrant Holders participating in such Transfer, and (ii) the aggregate number of Stockholder Shares of such class or series to be sold in the proposed Transfer.

                   (d) Permitted Transfers. The restrictions contained in paragraphs 4(a), 4(b) and 4(c) shall not apply with respect to any Transfer of Stockholder Shares by any Stockholder (i) pursuant to applicable laws of descent and distribution or to any member of such Stockholder's Family Group, (ii) to its Affiliates, (iii) as approved by the Board, to a financial institution, pursuant to a mortgage, pledge, charge or other encumbrance on such Stockholder Shares, under the terms of a bona fide loan made by such financial institution to the Stockholder, (iv) in the case of any Stockholder holding Stockholder Shares, pursuant to the Company's stock option plans, pursuant to the Company's loan program for early exercise options under the terms and conditions of such stock option plans and (v) in the case of the Founders only, of up to 5% of the Stockholder Shares held by such Founder on the date hereof to charitable organizations; provided, that the restrictions contained in Sections 4(a), 4(b) and 4(c) shall continue to be applicable to such Stockholder Shares after any such Transfer (other than a Transfer pursuant to subparagraph 4(d)(v) above); provided further, that the transferees (other than the transferees under subparagraph 4(d)(v) above) of such Stockholder Shares shall have agreed in writing to be bound by the provisions of this Agreement which affect the Stockholder Shares so transferred by executing a joinder in substantially the form attached hereto as Exhibit A. All transferees permitted under this paragraph 4(e) are collectively referred to herein as "Permitted Transferees."

                   (e) Termination of Restrictions. The restrictions set forth in (i) paragraph 4(b) shall continue with respect to each Stockholder Share until the earlier of (A) the Transfer of such Stockholder Share in a Public Sale or an Approved Sale and (B) the consummation of a Qualified Public Offering and
(ii) paragraph 4(c) shall continue with respect to each Stockholder Share until the Transfer of such Stockholder Share in a Public Sale or an Approved Sale.

                   5. Stockholder Preemptive Rights.

                   (a) Subject to subsection (b) below, if the Company issues any shares of Common Stock or any securities containing options or rights to acquire any shares of Common Stock or any Common Stock Equivalents, in each case after the date hereof, other than pursuant to an Exempted Issuance (as defined below), the Company will offer to sell to each Stockholder (other than the Founders) a number of such securities ("Offered Shares") so that the Ownership Ratio for such Stockholder immediately after the issuance of such securities (and assuming the purchase of such Offered Shares) would be equal to the Ownership Ratio for such Stockholder immediately prior to such issuance of securities. The Company shall give each Stockholder (other than the Founders) at least thirty (30) days prior written notice of any proposed issuance, which notice shall disclose in reasonable detail the proposed terms and conditions of such issuance (the "Issuance Notice"). Each Stockholder (other than the Founders) will be entitled to purchase such securities at the same price, on the same terms (including, if more than one type of security is issued, the same proportionate mix of such securities), and at the same time as the securities are issued by delivery of irrevocable written notice to the Company of such election within thirty (30) days after delivery of the Issuance Notice (the "Election Notice"). If any Stockholder (other than the Founders) has elected to purchase any Offered Shares, the sale of such shares shall be consummated as soon as practical (but in any event within fifteen (15) days) after the delivery of the Election Notice.

                   (b) For purposes of Section 6(a), an "Exempted Issuance" means the issuance following the date hereof of any Stockholder Shares for Fair Market Value at the time of issuance (i) upon conversion of the Series D Preferred Stock and the Series A Preferred Stock and the exercise of warrants held by the Warrant Holders, (ii) pursuant to any duly approved option plan or similar compensation plan for employees, consultants or directors of the Company, (iii) as a stock dividend or upon any subdivision of shares of Common Stock, provided that the securities issued pursuant to such stock dividend or subdivision are limited to additional shares of Common Stock, (iv) for the acquisition by the Company of another entity or business by merger or such other transaction as would result in the ownership by the Company of not less than a majority of the voting power of the other entity or for the purchase of all assets of an entity or business, (v) pursuant to a Qualified Public Offering,
(vi) as approved by the Board, to any person, including Otis or any of its Affiliates, in consideration of any payment under or with respect to any licensing, supply, customer, manufacturing or similar commercial agreement with the Company, or (vii) that is deemed to be exempted in a written instrument signed by the holders of at least a majority of the Stockholder Shares held by
(A) the NBIC Stockholders, (B) the Series D Stockholders and (C) all
Stockholders.

                   (c) This Section 5 shall automatically terminate upon the consummation of a Qualified Public Offering.

                   6. Consent of Series D Stockholders and NBIC Stockholders Required.

                   (a) For so long as (x) the Series D Stockholders own at least 50% of the Stockholder Shares held by the Series D Stockholders as of the date hereof (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), without the prior written consent of the Series D Stockholders owning a majority of the Stockholder Shares held by the Series D Stockholders, and (y) with respect to subparagraphs (iv), (ix) and (xi) below only, the NBIC Stockholders own at least 50% of the Stockholder Shares held by the NBIC Stockholders as of the date hereof (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), without the prior written consent of the NBIC Stockholders owning a majority of the Stockholder Shares held by the NBIC Stockholders, the Company shall not:

                   (i) become subject to any agreement or instrument which by its terms would (under any circumstances) restrict the Company's right to comply with the terms of the Purchase Agreement or any of the Related Documents (as defined in the Purchase Agreement);

                   (ii) use the proceeds from the sale of the Series D Preferred Stock other than in accordance with Section 8.5 of the Purchase Agreement;

                   (iii) other than any material transaction pursuant to any Related Document, enter into any transaction or series of transactions outside the ordinary course of business consistent with past practices (including with respect to quantity, quality and frequency) with any stockholder, director, officer, employee or affiliate;

                   (iv) other than in connection with a Qualified Public Offering, authorize, create or issue any equity or equity-related securities (including any debt securities with equity "kickers"), or any rights or securities directly or indirectly convertible into or exercisable or exchangeable for such securities (other than stock options pursuant to the Company's existing stock option plans); provided, that such consent will not be unreasonably withheld in connection with an IPO;

                   (v) directly or indirectly declare or pay any dividends or make any distributions upon any of its capital stock or other equity securities (or any securities directly or indirectly convertible into or exercisable or exchangeable for equity securities) other than the Series D Preferred Stock pursuant to the terms of the Series D Certificate of Designations;

                   (vi) merge or consolidate with any Person;

                   (vii) sell, lease or otherwise dispose of all or substantially all of the assets of the Company (computed on the basis of book value, determined in accordance with GAAP consistently applied, or fair market value, determined by the Board in its reasonable good faith judgment) in any transaction or series of related transactions (other than sales of inventory in the ordinary course of business);

                   (viii) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction (including, without limitation, any reorganization into a limited liability company, a partnership or any other non-corporate entity which is treated as a partnership for federal income tax purposes);

                   (ix) acquire any interest in any Company or business (whether by a purchase of assets, purchase of stock, merger or otherwise), enter into any joint venture or make any investment involving consideration of or in an amount of $2,000,000 or more;

                   (x) enter into the ownership, active management or operation of any business other than the business of the Company as it is carried on as of the original date of issuance of the Series D Preferred Stock or any logical extensions thereof or discontinue the business of the Company, whether by liquidation, dissolution, winding up or otherwise;

                   (xi) other than as contemplated in the Purchase Agreement, amend, alter or repeal the Company's Bylaws or Certificate of Incorporation (including the Series D Certificate of Designations) as to increase the number of authorized shares of the Common Stock or any series of preferred stock or materially affect the preferences, special rights or other powers of the Series D Preferred Stock or the Stockholder Shares;

                   (xii) other than as contemplated in this Agreement, change the composition of or the authorized number of directors constituting the Board;

                   (xiii) amend or modify any stock option plan or employee stock ownership plan as in existence as of the date of the Purchase Agreement, adopt any new stock option plan or employee stock ownership plan or issue any shares of Common Stock to its employees other than pursuant to the Company's existing stock option and employee stock ownership plans; or

                   (xiv) hire or fire Senior Management (as defined in the Purchase Agreement).

                   (b) For so long as (i) the Series D Stockholders own at least 50% of the Stockholder Shares held by the Series D Stockholders as of the date hereof (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), without the prior written consent of the Series D Stockholders owning a majority of the Stockholder Shares held by the Series D Stockholders, and (ii) with respect to subparagraphs (iv), (ix) and (xi) of
Section 6(a) only, the NBIC Stockholders own at least 50% of the Stockholder Shares held by the NBIC Stockholders as of the date hereof (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), the Company shall not permit any of its Subsidiaries to take any of the actions set forth in Section 6(a)(i) through (xiv).

                   (c) The Company covenants that as promptly as practicable after the date hereof, it shall take all actions to amend the articles of association, charter or other governing documents of all of its direct or indirect current and future Subsidiaries (whether U.S. or foreign), to provide that none of the actions listed in Section 6(a) hereto may be taken by such Subsidiary without the written consents set forth in Section 6(b).

                   (d) This Section 6 shall automatically terminate upon the consummation of a Qualified Public Offering.

                   7. Affirmative Covenants of the Company. For so long as the Series D Stockholders own at least 50% of the Stockholder Shares held by the Series D Stockholders as of the date hereof (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), without the prior written consent of the Series D Stockholders owning a majority of the Stockholder Shares held by the Series D Stockholders the Company shall, and shall cause each Subsidiary to:

                   (a) preserve and keep in full force and effect the corporate existence, rights (charter and statutory), licenses and franchises of the Company; provided, that the Company shall not be required to preserve any such right, license or franchise if the Board shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company as a whole and that the loss thereof is not disadvantageous in any material respect to the Series D Stockholders;

                   (b) maintain the books, accounts and records of the Company in accordance with past custom and practice as used in the preparation of the Financial Statements except to the extent permitted or required by GAAP;

                   (c) keep all of its properties which are of an insurable nature insured with insurers, believed by the Company in good faith to be financially sound and responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties;

                   (d) maintain all material Intellectual Property necessary to the conduct of its business and own or have a valid license to use all right, title and interest in and to, such material Intellectual Property;

                   (e) promptly after the date hereof and in any event not more than thirty (30) days after the date hereof, acquire and maintain key-man life insurance policies at commercially reasonable rates with respect to the Founders with coverage of at least $3,000,000 and naming the Company as beneficiary;

                   (f) comply with all material legal requirements and material contractual obligations applicable to the operations and business of the Company and its Subsidiaries and pay all applicable Taxes (as defined in the Purchase Agreement) as they become due and payable and report to the Board as to such compliance and payment at each quarterly meeting of the Board; and

                   (g) make all commercially reasonable efforts to permit CDPQ and its Affiliates to provide a combination of senior, subordinated and high yield debt on market terms.

                   (h) This Section 7 shall automatically terminate upon the consummation of a Qualified Public Offering.

                   8. Company Financial Information.

                   (a) (i) Annual Financial Statements and Budgets. The Company shall maintain a standard system of accounting in accordance with GAAP and shall make and keep books, records and accounts that, in reasonable detail, accurately and fairly reflect its transactions. Except as provided in paragraph 8(e), the Company shall deliver to each of the NBIC Stockholders, the Series D Stockholders and to a representative designated by the Existing Investors:

                   (ii) as soon as available, and in any event within ninety
(90) days after the end of each fiscal year of the Company commencing with December 31, 2000, audited consolidated financial statements, including a consolidated balance sheet, and related statements of operations and cash flows of the Company as of the end of such year, and the individual audited financial statements for each of its Subsidiaries as of the end of such year; and

                   (iii) for the fiscal year 2001, by December 31, 2000 and for subsequent fiscal years, as soon as available, but in any event within thirty
(30) days prior to the commencement of each new fiscal year, a business plan of the Company (including an operating and capital budget) and projected financial statements (including a balance sheet and a statement of changes in financial position) for the Company (on a consolidated basis) and an operating and capital budget for each of its Subsidiaries for such fiscal year.

                   (b) Quarterly Financial Statements. Except as provided in paragraph 8(e), the Company shall deliver to each of NBIC, CDPQ and a representative designated by the Existing Investors:

                   (i) within forty-five (45) days after the end of each fiscal quarter, unaudited consolidated financial statements, including a consolidated balance sheet as of the end of such quarter and related statements of operations and cash flows for such quarter and the current fiscal year to date, setting forth in comparative form the figures for the corresponding periods of the previous fiscal year and the Company's projected financial statements for the current fiscal year and showing deviations from the budget, and the individual audited financial statements for each of its Subsidiaries as of the end of such quarter;

                   (c) Monthly Financial Statements and Budgets. Except as provided in paragraph 8(e), the Company shall deliver to each of NBIC, CDPQ and a representative designated by the Existing Investors:

                   (i) within thirty (30) days after the end of each month, an unaudited consolidated statement of operations and cash flows for such month and the current fiscal year to date and an unaudited consolidated balance sheet as of the end of each such month, setting forth in comparative form the figures for the corresponding periods of the previous fiscal year and the Company's projected financial statements for the current fiscal year and showing deviations from budget;

                   (ii) promptly upon receipt, copies of all management letters from accountants and all certificates prepared by or for the Company as to compliance, defaults, material adverse changes, material litigation or similar matters, but only to the extent that the delivery thereof would not result in the loss of any generally recognizable privilege otherwise applicable thereto (provided, however, that nothing herein shall preclude disclosure of such letters and certificates to any members of the Board; and

                   (iii) upon written request, the Company shall also furnish, with reasonable promptness, such other information relating to the financial condition, business prospects or corporate affairs of the Company that any NBIC Stockholder, Series D Stockholder or Existing Investor may from time to time reasonably request.

                   (d) Inspection. Except as provided in paragraph 8(e), the Company shall permit each of the NBIC Stockholders, Series D Stockholders and the Existing Investors, or their agents, at their own expense, to visit and inspect the Company's properties, to examine the Company's books of account and records, and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the NBIC Stockholders, Series D Stockholders and/or Existing Investors.

                   (e) Confidential Information. The Company shall not be obligated pursuant to this Agreement to provide any information that it reasonably considers to be a trade secret or to contain confidential data unless the NBIC Stockholder, Series D Stockholders and/or Existing Investors shall have executed and delivered to the Company a confidentiality agreement in a form reasonably acceptable to the Company.

                   (f) This Section 8 shall automatically terminate upon the consummation of a Qualified Public Offering.

                   9. Legend. In addition to any legend required by any other document, each certificate evidencing Stockholder Shares and each certificate issued in exchange for or upon the transfer of any Stockholder Shares (if such shares remain Stockholder Shares as defined herein after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

                            "Transfer of the shares represented by this
                   certificate is restricted by a Second Amended and Restated Stockholders Agreement, dated as of November 6, 2000, as the same may be amended, a copy of which is on file at the office of the Corporation.

                            "The shares represented by this certificate have not
                   been registered under the Securities Act of 1933, as amended, and may not be sold, pledged, hypothecated or otherwise transferred or offered for sale unless a registration statement has become and is then effective with respect to such shares or otherwise in accordance with the provisions of such Stockholders Agreement."

The Company shall imprint such legend on certificates evidencing Stockholder Shares outstanding prior to the date hereof. The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Stockholder Shares.

                   10. Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Stockholder Shares in violation of any provision of this Agreement shall be null and void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such shares for any purpose.

                   11. Transfer of Stockholder Shares.

                   (a) Stockholder Shares are transferable (i) in a Public Sale and (ii) by any other legally available means of Transfer; provided, that any Transfer must also comply with the terms of Section 4 and the other provisions of this Agreement.

                   (b) In connection with the Transfer of any Stockholder Shares other than a Transfer described in clause (i) of paragraph 11(a) above, the holder thereof shall deliver written notice to the Company describing in reasonable detail the Transfer or proposed Transfer, together with an opinion of counsel reasonably acceptable to the Company to the effect that such Transfer of Stockholder Shares may be effected without registration of such Stockholder Shares under the Securities Act. In addition, if the holder of the Stockholder Shares delivers to the Company an opinion of counsel that no subsequent Transfer of such Stockholder Shares shall require registration under the Securities Act, the Company shall promptly upon such contemplated Transfer deliver new certificates for such Stockholder Shares which do not bear the first sentence of the legend set forth in Section 9 above. If the Company is not required to deliver new certificates for such Stockholder Shares not bearing such legend, the holder thereof shall not consummate a Transfer of the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this Section 11 and Section 9 above.

                   (c) Upon the request of a holder of Stockholder Shares, the Company shall promptly supply to such Person or its prospective transferees all information regarding the Company required to be delivered in connection with a Transfer pursuant to Rule 144A (or any similar rule or rules then in effect) of the Securities and Exchange Commission.

                   (d) Upon the request of a holder of Stockholder Shares, the Company shall remove the legend set forth in Section 9 above from the certificates for the Stockholder Shares; provided, that such Stockholder Shares are eligible for sale pursuant to Rule 144 (or any similar rule or rules then in effect) of the Securities and Exchange Commission.

                   12. Amendment and Waiver. No modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by the Company and each of (a) Series D Stockholders holding at least a majority of the Stockholder Shares held by the Series D Stockholders, (b) NBIC Stockholders holding at least a majority of the Stockholder Shares held by the NBIC Stockholders, (c) Existing Stockholders holding at least a majority of the Stockholder Shares held by the Existing Stockholders, and (d) Stockholders holding at least a majority of the Stockholder Shares held by all Stockholders; provided, that any such modification, amendment or waiver which adversely affects any Stockholder and is prejudicial to such Stockholder relative to all of the other Stockholders cannot be effected without the consent of such Stockholder. Any Stockholder may agree, in a written instrument signed by that Stockholder, to waive the benefits of any provision of this Agreement applicable to that Stockholder without requiring the consent of any other party; provided, that the failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

                   13. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                   14. Entire Agreement. Except as otherwise expressly set forth herein, this document and the other Transaction Documents embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way (including, without limitation, each of the Existing Stockholders Agreement and the Letter of Intent executed by the Company and CDPQ dated as of September 20, 2000).

                   15. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders and any subsequent holders of Stockholder Shares and the respective successors and assigns of each of them, so long as they hold Stockholder Shares (and hold or have received Stockholder Shares in accordance with the terms hereof).

                   16. Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

                   17. Remedies. The parties hereto shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company or any Stockholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

                   18. Notices. All notices, requests, consents and other communications provided for herein shall be in writing and shall be (i) delivered in person, (ii) transmitted by telecopy, (iii) sent by first-class, registered or certified mail, postage prepaid, or (iv) sent by reputable overnight courier service, fees prepaid, to the recipient at the address or telecopy number set forth below, or such other address or telecopy number as may hereafter be designated in writing by such recipient. Notices shall be deemed given upon personal delivery, seven days following deposit in the mail as set forth above, upon acknowledgment by the receiving telecopier or one day following deposit with an overnight courier service.

                   (i) If to the Company or any Existing Investor:

                            [C/O] Next Generation Network, Inc.
                            11010 Prairie Lakes Drive
                            Suite 300
                            Minneapolis, MN 55344-3854
                            Telecopy: (612) 943-4299
                            Attention: Thomas M. Pugliese, CEO

                       with a copy to (which shall not constitute notice to the Company):

                            Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                            590 Madison Avenue
                            New York, NY 10022
                            Telecopy: (212) 872-1002
                            Attention: Ronald R. Adee, Esq.

                  (ii) If to a Founder, Adams, Existing Investor, or
                       Warrant Holder, to the address set forth below his, her or its signature to this Agreement.

                  (iii) If to CDPQ:

                            Capital Communications CDPQ Inc.
                            Place Mercantile
                            2001, Avenue McGill College
                            Montreal, Quebec H3A 1G1
                            Telecopy: (514) 847-5980
                            Attention: Roland Ribotti

                        with a copy to (which shall not constitute notice to the Purchaser):

                            Kirkland & Ellis
                            153 East 53rd Street
                            New York, New York 10022
                            Telecopy: (212) 446-4900
                            Attention: Kimberly P. Taylor, Esq.

                  (iv)  If to NBIC:

                            Nevada Bond Investment Corp. II
                            c/o United Technologies Corporation
                            United Technologies Building
                            Hartford, CT 06101
                            Telecopy: (860) 728-7822
                            Attention: Lawrence V. Mowell, Jr.

or such other address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party.

                   19. GOVERNING LAW. THE CORPORATE LAW OF THE STATE OF DELAWARE SHALL GOVERN ALL ISSUES CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS STOCKHOLDERS. ALL OTHER PROVISIONS OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS OR CHOICE OF LAW OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION WHICH WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                   20. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                   21. Time of the Essence; Computation of Time. Time is of the essence for each and every provision of this Agreement. Whenever the last day for the exercise of any privilege or the discharge or any duty hereunder shall fall upon a Saturday, Sunday, or any date on which banks in New York City, New York are authorized to be closed, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a regular business day.

                   22. Waiver of Jury Trial. The parties to this Agreement each hereby waives, to the fullest extent permitted by law, any right to trial by jury of any claim, demand, action, or cause of action (i) arising under this Agreement or (ii) in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the transactions related hereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity, or otherwise. The parties to this Agreement each hereby agrees and consents that any such claim, demand, action, or cause of action shall be decided by court trial without a jury and that the parties to this Agreement may file an original counterpart of a copy of this Agreement with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

                   23. Series D Stockholder IPO Preference. The Company and the Stockholders parties hereto hereby acknowledge and agree that in connection with an IPO by the Company, the Company will use its best efforts to sell on a pro rata basis to the Series D Stockholders at the time of such offering that number of shares of Common Stock being sold in such offering equal to the lesser of (a) 5% of the shares of Common Stock being sold in such offering and (b) the quotient obtained by dividing $15,000,000 by the offering price per share of Common Stock in such offering.

                                    * * * * *

                   IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the date first above written.


                                NEXT GENERATION NETWORK, INC.


                                By: /s/ Thomas M. Pugliese
                                    -----------------------------
                                Name:  Thomas M. Pugliese
                                Title:

                             INVESTOR SIGNATURE PAGE


                                CAPITAL COMMUNICATIONS CDPQ INC.


                                By:  /s/ Helene Belanger
                                   --------------------------------------
                                Name: Helene Belanger
                                Title: Vice President


                                By:  /s/ Roland Ribotti
                                   --------------------------------------
                                Name: Roland Ribotti
                                Title: Manager

                             FOUNDERS SIGNATURE PAGE

                                ______________________________
                                GERARD P. JOYCE


                                ______________________________
                                THOMAS M. PUGLIESE

                              ADAMS SIGNATURE PAGE


                                ____________________________________
                                STEPHEN ADAMS
                                Address:

                               NBIC SIGNATURE PAGE


                                NEVADA BOND INVESTMENT CORP. II


                                By: ______________________________________
                                Name:
                                Title:

                        EXISTING INVESTORS SIGNATURE PAGE

                                21ST CENTURY COMMUNICATIONS PARTNERS,

                                L.P.


                                By: Sandler Investment Partners, L.P.;
                                    General Partner

                                By: Sandler Capital Management,;
                                    General Partner

                                By: MIM Media Corp., a General Partner


                                By: ___________________________________
                                Name:
                                Title:
                                Address:



                                21ST CENTURY COMMUNICATIONS T-E
                                PARTNERS, L.P.


                                By: Sandler Investment Partners, L.P.;
                                     General Partner

                                By: Sandler Capital Management,;
                                     General Partner

                                By: MIM Media Corp., a General Partner



                                By: ___________________________________
                                Name:
                                Title:
                                Address:

                                21ST CENTURY COMMUNICATIONS
                                FOREIGN PARTNERS, L.P.


                                By: Sandler Investment Partners, L.P.;
                                     General Partner

                                By: Sandler Capital Management,;
                                     General Partner

                                By: MIM Media Corp., a General Partner



                                By: ___________________________________
                                Name:
                                Title:
                                Address:



                                PULITZER, INC.


                                By: ___________________________________
                                Name:
                                Title:
                                Address:

                        EXISTING INVESTORS SIGNATURE PAGE




                                ________________________________________
                                JOHN GRIFFIN
                                Address:



                                ________________________________________
                                DAVID PECKER
                                Address:




                                ________________________________________
                                PETER EZERSKY
                                Address:




                                _________________________________________
                                DAVID LEE
                                Address:




                                _________________________________________
                                JOSHUA STEINER
                                Address:




                                _________________________________________
                                CHARLES CURRAN, JR.
                                Address:

                        EXISTING INVESTORS SIGNATURE PAGE




                                _________________________________________
                                ROBERT L. WINIKOFF
                                Address:




                                ELECTRA INVESTMENTS, A.V.V.


                                By: ___________________________________
                                    Name:
                                    Title:
                                    Address:


                                ________________________________________
                                JOHN L. STRAUSS
                                Address:


                                ERIC STRAUSS TRUST


                                By: ___________________________________
                                Name:
                                Title:
                                Address:


                                THE CHERYL STRAUSS TRUST


                                By: ___________________________________
                                Name:
                                Title:
                                Address:

                                JULIE STANTON TRUST


                                By: ___________________________________
                                Name:
                                Title:
                                Address:


                                ________________________________________
                                THOMAS J. DONOVAN
                                Address:

                         WARRANT HOLDERS SIGNATURE PAGE

                                NORTH DAKOTA HIGH YIELD


                                By: ___________________________________
                                Name:
                                Title:
                                Address:



                                THE LEGG MASON USA HIGH YIELD FUND


                                By: ___________________________________
                                Name:
                                Title:
                                Address:



                                CHESIL & COMPANY


                                By: ___________________________________
                                Name:
                                Title:
                                Address:



                                OKGBD & Co.


                                By: ___________________________________
                                Name:
                                Title:
                                Address:

                                HARE & COMPANY


                                By: ___________________________________
                                Name:
                                Title:
                                Address:



                                CREDIT SUISSE ASSET MANAGEMENT INCOME FUND


                                By: ___________________________________
                                Name:
                                Title:
                                Address:



                                CSAM STRATEGIC GLOBAL INCOME FUND INC.


                                By: ___________________________________
                                Name:
                                Title:
                                Address:



                                WARBURG PINCUS HIGH YIELD FUND



                                By: ___________________________________
                                Name:
                                Title:
                                Address:

                                SEI INSTITUTIONAL MANAGED TRUST



                                By: ___________________________________
                                Name:
                                Title:
                                Address:



                                OMAHA PUBLIC SCHOOL EMPLOYEE RETIREMENT
                                SYSTEM



                                By: ___________________________________
                                Name:
                                Title:
                                Address:



                                BLAZERHOLD & CO.



                                By: ___________________________________
                                Name:
                                Title:
                                Address:



                                THE COMMON FUND



                                By: ___________________________________
                                Name:
                                Title:
                                Address:

                                    EXHIBIT A

                               FORM OF JOINDER TO
                   AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

                   JOINDER to the Amended and Restated Stockholders Agreement (this "Joinder"), dated as of October [__], by and among Next Generation Network, Inc., a Delaware corporation (the "Company"), and certain stockholders of the Company (the "Agreement"), is made and entered into as of [_________] by and between the Company and [__________] (the "Stockholder"). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement.

                   WHEREAS, the Stockholder has acquired certain shares of [________] ("Stockholder Stock"), and the Agreement and the Company requires the Stockholder, as a holder of Stockholder Stock, to become a party to the Agreement, and the Stockholder agrees to do so in accordance with the terms hereof.

                   NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

                   1. Agreement to be Bound. The Stockholder hereby agrees that upon execution of this Joinder, it shall become a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto and shall be deemed a [SERIES D INVESTOR, FOUNDER, ETC. AS APPLICABLE] for all purposes thereof. In addition, the Stockholder hereby agrees that all Stockholder Stock held by Stockholder shall be deemed "Stockholder Shares" for all purposes of the Agreement.

                   2. Successors and Assigns. Except as otherwise provided herein, this Joinder shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and Stockholder and any subsequent holders of Stockholder Stock and the respective successors and assigns of each of them, so long as they hold any shares of Stockholder Stock.

                   3. Counterparts. This Joinder may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

                   4. Notices. For purposes of Section 16 of the Agreement, all notices, demands or other communications to the Stockholder shall be directed to:

                            [NAME]
                            [ADDRESS]
                            [FACSIMILE NUMBER]
                            [ATTENTION:]

                   5. GOVERNING LAW. THE CORPORATE LAW OF THE STATE OF DELAWARE SHALL GOVERN ALL ISSUES CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS STOCKHOLDERS. ALL OTHER PROVISIONS OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS OR CHOICE OF LAW OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION WHICH WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                   6. Descriptive Headings. The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

                                    * * * * *

                   IN WITNESS WHEREOF, the parties hereto have executed this Joinder as of the date first above written.


                                NEXT GENERATION NETWORK, INC.


                                By:_________________________
                                Name:
                                Title:


                                [HOLDER]


                                By:_________________________
                                Name:
                                Title: